Exhibit 5.2

[Cahill Gordon & Reindel LLP letterhead]

(212) 701-3000

June 15, 2009

ICON plc
South County Business Park
Leopardstown, Dublin 18
Ireland

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

                    We have acted as U.S. counsel to ICON plc, a public limited company organized under the laws of Ireland (the “Company”), in connection with the preparation and filing of a Registration Statement on Form F-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of the offer and sale from time to time of:

1. Ordinary Shares, par value €0.06, of the Company, which may be represented by one American Depositary Share and evidenced by one American Depositary Receipt;

          2.          senior debt securities issuable by the Company (the “Senior Debt Securities”) pursuant to an indenture (the “Senior Indenture”) to be entered into by the Company and a trustee to be named therein (the “Senior Trustee”);

          3.          subordinated debt securities issuable by the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) pursuant to an indenture (the “Subordinated Indenture” and the Senior Indenture, the “Debt Indentures”) to be entered into by the Company and a trustee to be named therein (the “Subordinated Trustee”); and

          4.          convertible debt securities issuable by the Company (the “Convertible Debt Securities”) that are convertible into shares of the Company’s Ordinary Shares, which may be represented by American Depository Shares and evidenced by American Depository Receipts (the “Converted Shares”), pursuant to an indenture (the “Convertible Indenture”) to be entered into by the Company and a trustee to be named therein (the “Convertible Trustee”).

                    The Ordinary Shares, Debt Securities and the Convertible Securities are referred to herein collectively as the “Offered Securities.” The Offered Securities being registered under the Registration Statement may be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 of the Act.

                    In rendering the opinions set forth herein, we have examined copies of the Deposit Agreement, dated as of May 20, 1998, among the Company, The Bank of New York Mellon (f/k/a The Bank of New York) as depositary (the “Deposit Agreement”), and the holders from time to time of the American Depositary Receipts issued thereunder, the Registration Statement and originals or copies, certified and otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Company and we have relied on A&L Goodbody, Irish counsel to the Company, as to matters relating to Irish law.

                    In our examination, we have assumed (a) the due organization and valid existence of the Company, (b) the due authorization, execution, authentication and delivery by all persons of the Registration Statement and each of the documents related thereto, (c) that each of such parties has the legal power to act in the respective capacity or capacities in which he, she or it is to act thereunder, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to the original documents of all documents submitted to us as copies and (f) the genuineness of all signatures on the Registration Statement and all documents submitted to us.

                    Based upon and subject to the foregoing and assuming that (a) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time any Offered Securities are offered or issued as contemplated by the Registration Statement, (b) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will at all relevant times comply with all applicable laws, (c) all such Offered Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (d) a definitive underwriting or similar agreement and any other necessary agreement with respect to such Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (e) the applicable Debt Indenture and the Convertible Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended, and (f) any Offered Securities issuable upon conversion, exercise or exchange of any Offered Securities being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we advise you that in our opinion:

          1.          Insofar as the laws of the State of New York are applicable thereto, when (A) the Senior Indenture has been duly authorized, executed and delivered by the parties thereto, (B) the terms of the Senior Debt Securities and their issuance and sale have been duly established in conformity with the Senior Indenture so as not to violate any applicable law, the Memorandum and Articles of Association (as amended from time to time) of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (C) the Senior Debt Securities, in the form established in accordance with the Senior Indenture, have been duly executed and delivered by the Company and authenticated by the Senior Debt Trustee in accordance with the provisions of the Senior Indenture and delivered and paid for as contemplated by any applicable underwriting agreement and the Registration Statement, the Senior Debt Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Senior Indenture and enforceable against the Company in accordance with their terms except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances ((a) and (b) collectively, the “Enforceability Exceptions”).

          2.          Insofar as the laws of the State of New York are applicable thereto, when (A) the Subordinated Indenture has been duly authorized, executed and delivered by the parties thereto, (B) the terms of the Subordinated Debt Securities and their issuance and sale have been duly established in conformity with the Subordinated Indenture so as not to violate any applicable law, the Memorandum and Articles of Association (as amended from time to time) of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (C) the Subordinated Debt Securities, in the form established in accordance with the Subordinated Indenture, have been duly executed and delivered by the Company and authenticated by the Subordinated Debt Trustee in accordance with the provisions of the Subordinated Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Subordinated Debt Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Subordinated Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

          3.          Insofar as the laws of the State of New York are applicable thereto, when (A) the Convertible Indenture has been duly authorized, executed and delivered by the parties thereto, (B) the terms of the Convertible Debt Securities and their issuance and sale have been duly established in conformity with the Convertible Indenture so as not to violate any applicable law, the Memorandum and Articles of Association (as amended from time to time) of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (C) the Convertible Debt Securities, in the form established in accordance with the Convertible Indenture, have been duly executed and delivered by the Company and authenticated by the Convertible Debt Trustee in accordance with the provisions of the Convertible Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Convertible Debt Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Convertible Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions. Notwithstanding the foregoing we give no opinion as to the legality of the Converted Shares as to whether they will, when the Convertible Securities are converted into Converted Shares, be legally issued, fully paid and non-assessable.

                    We are members of the Bar of the State of New York and do not purport to be experts in or to express any opinion concerning the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States of America. In rendering the opinions set forth above, we express no opinion as to the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States. Accordingly, our opinions expressed in paragraphs 1 through 3 above are not intended as opinions under the laws of the jurisdictions of organization of the Company and are intended to cover only the nature of the applicable Debt Indenture and Convertible Indenture, any other applicable instrument(s) pursuant to which the applicable Offered Securities of the Company will be issued and the Offered Securities as contracts and obligations created under and governed by the laws of the State of New York.

                    We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cahill Gordon & Reindel LLP